EXHIBIT 99.4

     I hereby consent to the inclusion in the registration statement on Form S-4 of SpaceDev, Inc. (File No. 333-130244), and in the related joint proxy statement/prospectus, of (1) a reference naming me as a prospective director of SpaceDev and (2) such other information regarding me as is required to be included therein under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                               By:     /s/  Mark  N.  Sirangelo
                                                       ------------------------
                                                        Mark  N.  Sirangelo